                                                                      EXHIBIT 11


                         ENDOVASCULAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        COMPUTATION OF NET LOSS PER SHARE



                                                                      Three Months Ended              Nine Months Ended
                                                                         September 30,                   September 30,
                                                                 ---------------------------     ------------------------------
                                                                     1995            1996            1995               1996
                                                                 -----------     -----------     -----------        -----------

Net Loss                                                         $(2,136,890)    $(3,507,033)    $(5,872,991)       $(9,398,914)
                                                                 -----------     -----------     -----------        -----------

Weighted average common shares outstanding                         6,087,783       8,354,857       6,087,915          8,042,398

Common shares and options granted (using the treasury
       stock method assuming an initial public offering price
       of $12.00) between December 15, 1994 and the
       Company's initial public offering: included pursuant
       to Securities and Exchange Commission Rules                   138,743                         138,743             62,419 (1)
                                                                 -----------     -----------     -----------        -----------

Weighted average common and equivalent shares                      6,226,526       8,354,857       6,226,658          8,104,817
                                                                 ===========     ===========     ===========        ===========

Net loss per common and equivalent share                         $     (0.34)    $     (0.42)    $     (0.94)       $     (1.16)
                                                                 ===========     ===========     ===========        ===========


(1) Pursuant to the Securities and Exchange Commission rules the shares and options were treated as outstanding through the quarter in which the initial public offering was completed (the first quarter of fiscal 1996).




                                 Page 20 of 20